Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Pre-Effective Amendment No. 2 to Form S-3 No. 333-128511) and related Prospectus of Cygne Designs Inc. for the registration of 13,928,571 shares of its common stock and to the incorporation by reference therein of our report dated April 25, 2007, with respect to the consolidated financial statements of Cygne Designs Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2007, filed with the Securities and Exchange Commission.

Los Angeles, California

May 4, 2007